CONSUMER PARTNERS ACQUISITION CORP.
11150 Santa Monica Blvd., Suite 700
Los Angeles, California 90025

____________, 2008

Aria Partners GP, LLC
11150 Santa Monica Blvd., Suite 700
Los Angeles, California 90025

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Consumer Partners Acquisition Corp., a Delaware corporation (the “Company”), and continuing until the earlier of the consummation by the Company of a “business combination” or the Company’s liquidation (as described in the Company’s IPO prospectus) (the “Termination Date”), Aria Partners GP, LLC shall make available to the Company certain office space and administrative and secretarial services as may be required by the Company from time to time, situated at 11150 Santa Monica Blvd., Suite 700, Los Angeles, California 90025. In exchange therefore, the Company shall pay Aria Partners GP, LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Aria Partners GP, LLC hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the trust account described in the Company’s IPO prospectus (the “Trust Account”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

Very truly yours,

CONSUMER PARTNERS ACQUISITION CORP.

By: ____________________________
Name: Dana D. Messina
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

ARIA PARTNERS GP, LLC

By: ____________________________
Name: _______________
Title: _______________